EXHIBIT 21.1

                 LIST OF SUBSIDIARIES OF INVVISION CAPITAL, INC.





Restoration Group America 2003, Inc.                          Texas
Invvision Funding, Inc.                                       Texas
RG Risk Management, Inc.*                                     Texas
RG Insurance Services, Inc.*                                  Texas
RG Restoration, Inc.*                                         Texas
Restoration Group America, Inc.*                              Texas


*Indirect wholly-owned subsidiaries